Exhibit 99.1

National Bank Holdings Corporation Announces

Third Quarter 2021 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter
	3Q21	2Q21	3Q20
Net income ($000's)	$19,825	$24,200	$27,893
Earnings per share - diluted	$0.64	$0.77	$0.90
Return on average tangible assets(1)	1.14%	1.41%	1.76%
Return on average tangible common equity(1)	10.65%	13.41%	16.49%

(1)	Ratios are annualized. See non-GAAP reconciliations starting on page 14.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are pleased with this quarter’s results, delivering quarterly earnings of $0.64 per diluted share and pre-provision net revenue growth of 16.2% annualized over the prior quarter. Excluding PPP loans, our teams delivered impressive annualized loan growth of 16.5% fueled by record quarterly loan originations. Our prudent approach to extending new credit continues to result in excellent credit quality with just two basis points of annualized net charge-offs for the quarter. We maintain ample liquidity and a strong Common Equity Tier 1 ratio of 14.57% which serves as a source of strength as we execute on our growth strategies.”

Mr. Laney added, “Earlier this quarter, we announced strategic investments in two fintech firms, Finstro Global Holdings Inc. and Figure Technologies. Finstro and Figure are our initial partners working with NBH to introduce a comprehensive digital financial ecosystem serving small and medium-sized businesses. We believe we are on the verge of creating a business that will provide small and medium-sized businesses with access to a full range of banking services and block chain payment alternatives.”

Third Quarter 2021 Results

(All comparisons refer to the second quarter of 2021, except as noted)

Net income totaled $19.8 million, or $0.64 per diluted share, during the third quarter of 2021, compared to $24.2 million, or $0.77 per diluted share during the second quarter. The return on average tangible assets was 1.14%, compared to 1.41%, and the return on average tangible common equity was 10.65%, compared to 13.41% last quarter.

Net Interest Income

Fully taxable equivalent net interest income totaled $48.9 million during the third quarter of 2021, an increase of $2.7 million. Excluding PPP loan fee income of $2.6 million, which was $0.5 million higher than last quarter, net interest income increased $2.2 million or 19.8% annualized. As of September 30, 2021, the remaining unamortized PPP loan fees totaled $2.4 million. The fully taxable equivalent net interest margin widened 11 basis points to 2.93% driven by excess cash liquidity being deployed into higher yielding originated loans. The yield on earning assets increased eight basis points, with the cost of deposits decreasing three basis points to 0.21%.

Loans

Total loans ended the quarter at $4.4 billion, an increase of $121.0 million over the prior quarter. Excluding PPP loans, total loans increased $173.9 million or 16.5% annualized, led by commercial loan growth of $138.2 million, or 19.2% annualized. Third quarter loan originations totaled a record $413.3 million, led by commercial loan originations of $301.7 million.

Asset Quality and Provision for Loan Losses

Net loan loss provision recorded during the quarter was zero compared to a release of $5.9 million in the prior quarter. The quarter’s loan growth was offset by strong asset quality and an improved outlook in the CECL model’s underlying economic forecast. Annualized net charge-offs totaled 0.02% of total loans, compared to 0.07%. Non-performing loans (comprised of non-accrual loans and non-accrual TDRs) improved three basis points to 0.29% of total loans, and non-performing assets improved five basis points to 0.39% of total loans and OREO. The allowance for credit losses as a percentage of total loans totaled 1.11%, compared to 1.14% at June 30, 2021.

Deposits

Average total deposits increased $33.9 million or 2.2% annualized, to $6.1 billion for the third quarter 2021. Average transaction deposits (defined as total deposits less time deposits) increased $67.6 million or 5.2% annualized. The mix of transaction deposits to total deposits improved 72 basis points to 85.7% at September 30, 2021. The loan to deposit ratio totaled 72.1% at September 30, 2021, compared to 69.8% at June 30, 2021.

Non-Interest Income

Non-interest income totaled $28.5 million, an increase of $3.3 million largely driven by higher mortgage banking income, which included a $1.3 million gain from the sale of mortgage servicing rights. Service charges and bank card fees increased a combined $0.3 million during the quarter. Included in other non-interest income was $0.8 million of deposit premium gain from the sale of one banking center during the third quarter. Additionally, other non-interest income included $0.4 million and $0.8 million of gains from fixed assets sales from banking center consolidations during the third and second quarters, respectively.

Non-Interest Expense

Non-interest expense totaled $51.3 million, an increase of $5.0 million, primarily due to transaction-related costs and higher performance-related compensation. Included in the quarter were $2.4 million of transaction-related expenses for the previously announced strategic investments in Finstro Global Holdings Inc. and Figure Technologies to further our vision for building a comprehensive digital financial ecosystem. Salaries and benefits increased $1.1 million largely due to higher performance-related compensation. Problem asset workout expense increased $0.8 million due to the write-down of one previously acquired OREO property. The fully taxable equivalent efficiency ratio totaled 65.9% at September 30, 2021, compared to 64.5% at June 30, 2021.

Income tax expense totaled $5.0 million during the third quarter, compared to $5.4 million. The effective tax rate for the third quarter 2021 was 20.0%, compared to 18.4% during the prior quarter, driven by an increase in the full year projected income. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax-exempt income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratios at September 30, 2021 for the consolidated company and NBH Bank were 10.43% and 8.91%, respectively. Shareholders’ equity totaled $844.7 million at September 30, 2021, decreasing $7.2 million primarily due to stock repurchase activity during the quarter.

Common book value per share increased $0.23 to $27.89 at September 30, 2021. The quarter’s earnings, net of dividends paid and share repurchases, increased the tangible common book value per share by $0.19 to $24.20 at September 30, 2021. Excluding accumulated other comprehensive income, the tangible book value per share increased $0.29 to $24.24 at September 30, 2021.

Recent Events

The COVID-19 pandemic has caused disruption and is likely to continue to present challenges to our business. We continue to remain committed to ensuring our associates, clients and communities are receiving the support they need through our banking centers and our digital banking platform. Our teams have been working diligently to support our clients who are experiencing financial hardship due to COVID-19 through participation in the SBA’s Paycheck Protection Program, including assistance with PPP loan forgiveness applications, and loan modifications, as needed. While access to vaccines in the United States has increased, the efficacy of those vaccines, the impact of emerging targeted vaccine mandates and new variants of the virus, and the length of time that the government-mandated measures must remain in place or potentially be reinstituted to address COVID-19 are unknown. The pandemic has had a negative impact to the U.S. labor market, consumer spending and business operations, and it is not clear whether new outbreaks of COVID-19 cases will have further impact.

Year-Over-Year Review

(All comparisons refer to the first nine months of 2020, except as noted)

Net income totaled $70.8 million, or $2.27 per diluted share, an increase of $9.4 million or 15.3% over the first nine months of 2020. The return on average tangible assets increased three basis points to 1.39%, and the return on average tangible common equity increased 57 basis points to 13.04%.

Fully taxable equivalent net interest income totaled $141.5 million, decreasing $6.7 million or 4.5%, as a result of interest rate actions taken by the Federal Reserve during 2020 and lower non-PPP loan balances. Average earning assets increased $785.1 million, or 13.8%, primarily driven by increases in average interest bearing cash balances of $671.0 million and average investment securities of $411.5 million. The fully taxable equivalent net interest margin narrowed 56 basis points to 2.92% due to lower earning asset yields. The yield on earning assets decreased 82 basis points, driven by the remix of assets into lower-yielding cash balances. The cost of deposits decreased 25 basis points to 0.24%.

Loans outstanding totaled $4.4 billion, decreasing $134.4 million or 2.9%, due to loan payoffs including lower PPP loan balances of $271.5 million as a result of PPP loan forgiveness, which were partially offset by non-PPP loan growth. New loan originations over the trailing 12 months totaled $1.3 billion, led by commercial loan originations of $895.8 million including PPP loan originations of $121.1 million.

The Company recorded $9.4 million of net provision release during the first nine months of 2021, compared to $17.6 million of provision expense during the same period in 2020. The provision release was driven by strong asset quality and an improved outlook in the CECL model’s underlying economic forecast. Annualized net charge-offs totaled 0.03% of total loans, compared to 0.04% of total loans during the first nine months of 2020. Non-performing loans to total loans improved 12 basis points to 0.29%, compared to 0.41% at September 30, 2020. The allowance for credit losses totaled 1.11% of total loans, compared to 1.34% at September 30, 2020.

Average total deposits increased $865.7 million or 16.9%, to $6.0 billion for the first nine months of 2021. Average non-interest bearing demand deposits increased $956.6 million or 70.2%, and average transaction deposits increased $977.7 million, or 23.9%. The mix of transaction deposits to total deposits increased by 400 basis points to 85.7% at September 30, 2021. The mix of non-interest bearing demand deposits to total deposits improved to 39.9% from 27.3% at September 30, 2020.

Non-interest income totaled $87.1 million, representing a decrease of $19.8 million or 18.5%, driven by $26.3 million lower mortgage banking income due to slower refinance activity in 2021 and competition driving tighter gain on sale margins. Service charges and bank card fees increased a combined $2.0 million. Other non-interest income increased $4.6 million due to $3.5 million of gains from banking center-related sales activities during the first nine months of 2021.

Non-interest expense totaled $147.3 million, a decrease of $10.4 million or 6.6% driven by lower mortgage-related compensation as well as the Company’s strategic efforts to improve operating efficiency. Included in the nine months of 2021 were $2.5 million of transaction-related expenses for the previously announced investments in our digital financial ecosystem. Salaries and benefits decreased $10.7 million primarily due to lower mortgage banking related compensation. Occupancy and equipment decreased $1.7 million largely due to efficiencies gained from the completion of the previously announced banking center consolidations. Problem asset workout expense decreased $0.5 million.

Income tax expense totaled $16.1 million, an increase of $1.6 million, driven by 2021’s higher pre-tax income. Included in income tax expense was $0.4 million of tax benefit and $0.1 million of tax expense from stock compensation activity during the first nine months of 2021 and 2020, respectively. Adjusting for stock compensation activity, the effective tax rate for the first nine months of 2021 was 18.9%, consistent with 2020.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, October 20, 2021. Interested parties may listen to this call by dialing (800) 367-2403 (United States) / 0800 031 4838 (United Kingdom) using the confirmation code of 7577774 and asking for the NBHC Q3 2021 Earnings Call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through October 25, 2021, by dialing (888) 203-1112 using the confirmation code of 7577774. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to stakeholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 81 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah and New Mexico. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. NBH Bank operates under the following brand names: Community Banks of Colorado and Community Banks Mortgage, a division of NBH Bank, in Colorado, Bank Midwest and Bank Midwest Mortgage in Kansas and Missouri, and Hillcrest Bank and Hillcrest Bank Mortgage in Texas, Utah and New Mexico. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase or our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Total interest and dividend income	$50,801	$48,450	$52,302	$148,464	$164,714
Total interest expense	3,232	3,582	5,587	10,806	20,324
Net interest income	47,569	44,868	46,715	137,658	144,390
Taxable equivalent adjustment	1,315	1,279	1,275	3,862	3,843
Net interest income FTE(1)	48,884	46,147	47,990	141,520	148,233
Provision (release) expense for loan losses	—	(5,850)	1,200	(9,425)	17,630
Net interest income after provision for loan losses FTE(1)	48,884	51,997	46,790	150,945	130,603
Non-interest income:
Service charges	3,947	3,568	3,742	10,989	10,962
Bank card fees	4,530	4,614	4,039	13,217	11,206
Mortgage banking income	16,615	13,979	34,943	52,973	79,246
Other non-interest income	3,430	3,105	1,733	9,935	5,384
OREO-related income	—	—	75	35	103
Total non-interest income	28,522	25,266	44,532	87,149	106,901
Non-interest expense:
Salaries and benefits	32,556	31,439	38,614	97,518	108,251
Occupancy and equipment	6,469	6,131	6,878	19,150	20,854
Professional fees	3,251	649	714	4,642	2,082
Other non-interest expense	7,624	7,019	7,443	21,496	21,222
Problem asset workout	1,119	294	1,064	1,851	2,341
Loss (gain) on sale of OREO, net	—	221	(119)	192	(25)
Core deposit intangible asset amortization	295	296	295	887	887
Banking center consolidation-related expense	—	294	432	1,589	2,140
Total non-interest expense	51,314	46,343	55,321	147,325	157,752

Income before income taxes FTE(1)	26,092	30,920	36,001	90,769	79,752
Taxable equivalent adjustment	1,315	1,279	1,275	3,862	3,843
Income before income taxes	24,777	29,641	34,726	86,907	75,909
Income tax expense	4,952	5,441	6,833	16,070	14,487
Net income	$19,825	$24,200	$27,893	$70,837	$61,422
Earnings per share - basic	$0.64	$0.78	$0.91	$2.29	$1.99
Earnings per share - diluted	0.64	0.77	0.90	2.27	1.97

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
ASSETS
Cash and cash equivalents	$807,370	$1,004,493	$605,565	$445,103
Investment securities available-for-sale	657,833	605,798	661,955	572,523
Investment securities held-to-maturity	642,636	687,635	376,615	320,001
Non-marketable securities	46,964	24,637	22,073	33,614
Loans	4,421,760	4,300,757	4,353,726	4,556,121
Allowance for credit losses	(49,155)	(49,030)	(59,777)	(60,979)
Loans, net	4,372,605	4,251,727	4,293,949	4,495,142
Loans held for sale	158,066	134,805	247,813	273,003
Other real estate owned	4,325	5,124	4,730	4,590
Premises and equipment, net	94,114	95,019	106,982	108,860
Goodwill	115,027	115,027	115,027	115,027
Intangible assets, net	11,621	22,360	17,928	15,017
Other assets	190,430	189,503	207,313	217,796
Total assets	$7,100,991	$7,136,128	$6,659,950	$6,600,676
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,447,099	$2,437,328	$2,111,045	$1,533,676
Interest bearing demand deposits	546,597	555,865	514,286	976,133
Savings and money market	2,264,083	2,240,359	2,064,769	2,079,585
Total transaction deposits	5,257,779	5,233,552	4,690,100	4,589,394
Time deposits	876,841	924,501	986,132	1,027,066
Total deposits	6,134,620	6,158,053	5,676,232	5,616,460
Securities sold under agreements to repurchase	21,427	22,957	22,897	23,904
Other liabilities	100,228	103,252	140,130	160,955
Total liabilities	6,256,275	6,284,262	5,839,259	5,801,319
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,013,064	1,011,200	1,011,362	1,010,145
Retained earnings	273,900	260,821	223,175	202,238
Treasury stock	(441,366)	(422,365)	(424,127)	(424,621)
Accumulated other comprehensive (loss) income, net of tax	(1,397)	1,695	9,766	11,080
Total shareholders' equity	844,716	851,866	820,691	799,357
Total liabilities and shareholders' equity	$7,100,991	$7,136,128	$6,659,950	$6,600,676
SHARE DATA
Average basic shares outstanding	30,800,590	30,947,206	30,784,896	30,756,116
Average diluted shares outstanding	31,064,815	31,226,351	31,032,648	30,924,223
Ending shares outstanding	30,288,131	30,800,985	30,634,291	30,594,412
Common book value per share	$27.89	$27.66	$26.79	$26.13
Tangible common book value per share(1) (non-GAAP)	24.20	24.01	23.09	22.40
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	24.24	23.95	22.77	22.04
CAPITAL RATIOS
Average equity to average assets	12.07%	11.95%	12.27%	12.22%
Tangible common equity to tangible assets(1)	10.49%	10.53%	10.80%	10.57%
Tier 1 leverage ratio	10.43%	10.57%	10.70%	10.60%
Common equity tier 1 risk-based capital ratio	14.57%	15.31%	14.70%	14.25%
Tier 1 risk-based capital ratio	14.57%	15.31%	14.70%	15.40%
Total risk-based capital ratio	15.48%	16.27%	15.83%	15.40%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			September 30, 2021		September 30, 2021
			vs. June 30, 2021		vs. September 30, 2020
	September 30, 2021	June 30, 2021	% Change	September 30, 2020	% Change
Originated:
Commercial:
Commercial and industrial	$1,352,481	$1,253,745	7.9%	$1,228,550	10.1%
Municipal and non-profit	878,988	860,740	2.1%	883,065	(0.5)%
Owner-occupied commercial real estate	504,415	479,286	5.2%	460,487	9.5%
Food and agribusiness	195,766	195,095	0.3%	210,818	(7.1)%
PPP loans(1)	76,794	129,643	(40.8)%	348,257	(77.9)%
Total commercial	3,008,444	2,918,509	3.1%	3,131,177	(3.9)%
Commercial real estate non-owner occupied	605,143	570,252	6.1%	515,415	17.4%
Residential real estate	608,158	600,124	1.3%	614,449	(1.0)%
Consumer	17,735	17,942	(1.2)%	20,196	(12.2)%
Total originated	4,239,480	4,106,827	3.2%	4,281,237	(1.0)%

Acquired:
Commercial:
Commercial and industrial	17,521	18,710	(6.4)%	23,984	(26.9)%
Municipal and non-profit	347	359	(3.3)%	576	(39.8)%
Owner-occupied commercial real estate	37,335	40,435	(7.7)%	55,929	(33.2)%
Food and agribusiness	3,653	3,913	(6.6)%	5,740	(36.4)%
Total commercial	58,856	63,417	(7.2)%	86,229	(31.7)%
Commercial real estate non-owner occupied	65,784	67,368	(2.4)%	101,672	(35.3)%
Residential real estate	57,344	62,805	(8.7)%	86,478	(33.7)%
Consumer	296	340	(12.9)%	505	(41.4)%
Total acquired	182,280	193,930	(6.0)%	274,884	(33.7)%
Total loans	$4,421,760	$4,300,757	2.8%	$4,556,121	(2.9)%

(1)	PPP loan balances are net of fees and costs and include principal totaling $79,242, $134,632 and $356,913 as of September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

Originations(1)

	Third quarter	Second quarter	First quarter	Fourth quarter	Third quarter
	2021	2021	2021	2020	2020
Commercial:
Commercial and industrial	$196,289	$147,030	$23,390	$96,625	$11,354
Municipal and non-profit	43,516	25,131	7,999	25,348	6,083
Owner occupied commercial real estate	53,445	48,225	27,093	36,085	23,758
Food and agribusiness	8,442	26,956	(10,104)	19,191	13,876
PPP loans	—	—	121,141	—	122
Total commercial	301,692	247,342	169,519	177,249	55,193
Commercial real estate non-owner occupied	55,392	58,532	49,195	52,018	24,937
Residential real estate	54,442	53,962	74,145	41,355	49,786
Consumer	1,810	2,267	1,353	1,858	2,980
Total	$413,336	$362,103	$294,212	$272,480	$132,896

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $29,154, $59,520, ($26,395), $50,982 and ($27,899) as of the third, second and first quarters of 2021 and the fourth and third quarters of 2020, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,137,001	$41,865	4.01%	$4,077,142	$40,036	3.94%	$4,343,335	$40,973	3.75%
Acquired loans	187,419	3,796	8.04%	211,126	3,923	7.45%	284,653	6,593	9.21%
Loans held for sale	157,381	1,166	2.94%	159,068	1,213	3.06%	230,390	1,683	2.91%
Investment securities available-for-sale	656,757	2,572	1.57%	638,039	2,397	1.50%	559,330	2,784	1.99%
Investment securities held-to-maturity	671,053	2,178	1.30%	572,534	1,723	1.20%	242,511	1,253	2.07%
Other securities	14,657	210	5.73%	15,079	209	5.54%	29,640	221	2.98%
Interest earning deposits and securities purchased under agreements to resell	799,779	329	0.16%	888,600	228	0.10%	254,931	70	0.11%
Total interest earning assets FTE(2)	$6,624,047	$52,116	3.12%	$6,561,588	$49,729	3.04%	$5,944,790	$53,577	3.59%
Cash and due from banks	$77,498			$78,148			$73,274
Other assets	463,553			472,142			525,324
Allowance for credit losses	(48,957)			(54,984)			(60,372)
Total assets	$7,116,141			$7,056,894			$6,483,016
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,803,071	$1,516	0.21%	$2,789,681	$1,572	0.23%	$2,957,604	$1,990	0.27%
Time deposits	903,935	1,711	0.75%	937,579	2,004	0.86%	1,038,983	3,501	1.34%
Securities sold under agreements to repurchase	19,681	5	0.10%	19,891	6	0.12%	22,667	10	0.18%
Federal Home Loan Bank advances	—	—	0.00%	—	—	0.00%	1,141	86	29.99%
Total interest bearing liabilities	$3,726,687	$3,232	0.34%	$3,747,151	$3,582	0.38%	$4,020,395	$5,587	0.55%
Demand deposits	$2,422,976			$2,368,810			$1,515,058
Other liabilities	107,233			97,817			155,205
Total liabilities	6,256,896			6,213,778			5,690,658
Shareholders' equity	859,245			843,116			792,358
Total liabilities and shareholders' equity	$7,116,141			$7,056,894			$6,483,016
Net interest income FTE(2)		$48,884			$46,147			$47,990
Interest rate spread FTE(2)			2.78%			2.66%			3.04%
Net interest earning assets	$2,897,360			$2,814,437			$1,924,395
Net interest margin FTE(2)			2.93%			2.82%			3.21%
Average transaction deposits	$5,226,047			$5,158,491			$4,472,662
Average total deposits	6,129,982			6,096,070			5,511,645
Ratio of average interest earning assets to average interest bearing liabilities	177.75%			175.11%			147.87%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,315, $1,279 and $1,275 for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the nine months ended September 30, 2021			For the nine months ended September 30, 2020
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,073,529	$121,461	3.99%	$4,273,332	$128,392	4.01%
Acquired loans	212,151	12,847	8.10%	313,555	22,194	9.45%
Loans held for sale	182,385	3,896	2.86%	163,980	3,929	3.20%
Investment securities available-for-sale	660,399	7,454	1.50%	597,654	9,229	2.06%
Investment securities held-to-maturity	555,818	5,317	1.28%	207,107	3,689	2.37%
Other securities	15,180	629	5.52%	29,826	945	4.22%
Interest earning deposits and securities purchased under agreements to resell	776,472	722	0.12%	105,430	179	0.23%
Total interest earning assets FTE(2)	$6,475,934	$152,326	3.14%	$5,690,884	$168,557	3.96%
Cash and due from banks	$78,953			$74,694
Other assets	476,856			510,941
Allowance for credit losses	(54,249)			(54,077)
Total assets	$6,977,494			$6,222,442
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,746,657	$4,740	0.23%	$2,725,572	$6,829	0.33%
Time deposits	936,088	6,050	0.86%	1,048,116	12,075	1.54%
Securities sold under agreements to repurchase	20,310	16	0.11%	30,322	125	0.55%
Federal Home Loan Bank advances	—	—	0.00%	127,456	1,295	1.36%
Total interest bearing liabilities	$3,703,055	$10,806	0.39%	$3,931,466	$20,324	0.69%
Demand deposits	$2,320,160			$1,363,556
Other liabilities	108,503			147,929
Total liabilities	6,131,718			5,442,951
Shareholders' equity	845,776			779,491
Total liabilities and shareholders' equity	$6,977,494			$6,222,442
Net interest income FTE(2)		$141,520			$148,233
Interest rate spread FTE(2)			2.75%			3.27%
Net interest earning assets	$2,772,879			$1,759,418
Net interest margin FTE(2)			2.92%			3.48%
Average transaction deposits	$5,066,817			$4,089,128
Average total deposits	6,002,905			5,137,244
Ratio of average interest earning assets to average interest bearing liabilities	174.88%			144.75%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $3,862 and $3,843 for the nine months ended September 30, 2021 and September 30, 2020, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
Beginning allowance for credit losses	$49,030	$55,057	$60,465
Charge-offs	(322)	(925)	(619)
Recoveries	101	198	133
Provision expense (release)	346	(5,300)	1,000
Ending allowance for credit losses ("ACL")	$49,155	$49,030	$60,979
Ratio of annualized net charge-offs to average total loans during the period	0.02%	0.07%	0.04%
Ratio of annualized net charge-offs to average total loans excluding PPP loans during the period	0.02%	0.07%	0.04%
Ratio of ACL to total loans outstanding at period end	1.11%	1.14%	1.34%
Ratio of ACL to total loans outstanding excluding PPP loans at period end	1.13%	1.18%	1.45%
Ratio of ACL to total non-performing loans at period end	382.59%	353.22%	322.95%
Total loans	$4,421,760	$4,300,757	$4,556,121
Average total loans during the period	4,352,557	4,312,128	4,677,630
Average total loans excluding PPP loans during the period	4,245,524	4,112,172	4,329,458
Total non-performing loans	12,848	13,881	18,882

Past Due and Non-accrual Loans

	September 30, 2021	June 30, 2021	September 30, 2020
Loans 30-89 days past due and still accruing interest	$1,302	$2,098	$6,587
Loans 90 days past due and still accruing interest	495	767	161
Non-accrual loans	12,848	13,881	18,882
Total past due and non-accrual loans	$14,645	$16,746	$25,630
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.30%	0.34%	0.42%

Asset Quality Data

	September 30, 2021	June 30, 2021	September 30, 2020
Non-performing loans	$12,848	$13,881	$18,882
OREO	4,325	5,124	4,590
Total non-performing assets	$17,173	$19,005	$23,472
Accruing restructured loans	$11,135	$11,844	$21,786
Total non-performing loans to total loans	0.29%	0.32%	0.41%
Total non-performing loans to total loans excluding PPP loans	0.30%	0.33%	0.45%
Total non-performing assets to total loans and OREO	0.39%	0.44%	0.51%
Total non-performing assets to total loans and OREO excluding PPP loans	0.39%	0.46%	0.56%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios(1)

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Return on average assets	1.11%	1.38%	1.71%	1.36%	1.32%
Return on average tangible assets(2)	1.14%	1.41%	1.76%	1.39%	1.36%
Return on average equity	9.15%	11.51%	14.00%	11.20%	10.53%
Return on average tangible common equity(2)	10.65%	13.41%	16.49%	13.04%	12.47%
Loan to deposit ratio (end of period)	72.08%	69.84%	81.12%	72.08%	81.12%
Non-interest bearing deposits to total deposits (end of period)	39.89%	39.58%	27.31%	39.89%	27.31%
Net interest margin(4)	2.85%	2.74%	3.13%	2.84%	3.39%
Net interest margin FTE(2)(4)	2.93%	2.82%	3.21%	2.92%	3.48%
Interest rate spread FTE(2)(5)	2.78%	2.66%	3.04%	2.75%	3.27%
Yield on earning assets(3)	3.04%	2.96%	3.50%	3.07%	3.87%
Yield on earning assets FTE(2)(3)	3.12%	3.04%	3.59%	3.14%	3.96%
Cost of interest bearing liabilities(3)	0.34%	0.38%	0.55%	0.39%	0.69%
Cost of deposits	0.21%	0.24%	0.40%	0.24%	0.49%
Non-interest income to total revenue FTE(2)	36.85%	35.38%	48.13%	38.11%	41.90%
Non-interest expense to average assets	2.86%	2.63%	3.39%	2.82%	3.39%
Efficiency ratio	67.05%	65.66%	60.30%	65.14%	62.42%
Efficiency ratio FTE(2)	65.91%	64.48%	59.47%	64.04%	61.48%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.29%	0.32%	0.41%	0.29%	0.41%
Non-performing loans to total loans excluding PPP loans	0.30%	0.33%	0.45%	0.30%	0.45%
Non-performing assets to total loans and OREO	0.39%	0.44%	0.51%	0.39%	0.51%
Non-performing assets to total loans and OREO excluding PPP loans	0.39%	0.46%	0.56%	0.39%	0.56%
Allowance for credit losses to total loans	1.11%	1.14%	1.34%	1.11%	1.34%
Allowance for credit losses to total loans excluding PPP loans	1.13%	1.18%	1.45%	1.13%	1.45%
Allowance for credit losses to non-performing loans	382.59%	353.22%	322.95%	382.59%	322.95%
Net charge-offs to average loans(1)	0.02%	0.07%	0.04%	0.03%	0.04%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)	Non-performing loans consist of non-accruing loans and restructured loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Total shareholders' equity	$844,716	$851,866	$820,691	$799,357
Less: goodwill and core deposit intangible assets, net	(121,688)	(121,983)	(122,575)	(122,871)
Add: deferred tax liability related to goodwill	9,841	9,612	9,155	8,927
Tangible common equity (non-GAAP)	$732,869	$739,495	$707,271	$685,413

Total assets	$7,100,991	$7,136,128	$6,659,950	$6,600,676
Less: goodwill and core deposit intangible assets, net	(121,688)	(121,983)	(122,575)	(122,871)
Add: deferred tax liability related to goodwill	9,841	9,612	9,155	8,927
Tangible assets (non-GAAP)	$6,989,144	$7,023,757	$6,546,530	$6,486,732

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.90%	11.94%	12.32%	12.11%
Less: impact of goodwill and core deposit intangible assets, net	(1.41)%	(1.41)%	(1.52)%	(1.54)%
Tangible common equity to tangible assets (non-GAAP)	10.49%	10.53%	10.80%	10.57%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$732,869	$739,495	$707,271	$685,413
Divided by: ending shares outstanding	30,288,131	30,800,985	30,634,291	30,594,412
Tangible common book value per share (non-GAAP)	$24.20	$24.01	$23.09	$22.40

Tangible common book value per share, excluding accumulated other comprehensive income calculations:
Tangible common equity (non-GAAP)	$732,869	$739,495	$707,271	$685,413
Accumulated other comprehensive loss (income), net of tax	1,397	(1,695)	(9,766)	(11,080)
Tangible common book value, excluding accumulated other comprehensive loss (income), net of tax (non-GAAP)	734,266	737,800	697,505	674,333
Divided by: ending shares outstanding	30,288,131	30,800,985	30,634,291	30,594,412
Tangible common book value per share, excluding accumulated other comprehensive loss (income), net of tax (non-GAAP)	$24.24	$23.95	$22.77	$22.04

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net income	$19,825	$24,200	$27,893	$70,837	$61,422
Add: impact of core deposit intangible amortization expense, after tax	227	228	226	682	680
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$20,052	$24,428	$28,119	$71,519	$62,102

Average assets	$7,116,141	$7,056,894	$6,483,016	$6,977,494	$6,222,442
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(112,026)	(112,552)	(114,122)	(112,320)	(114,406)
Average tangible assets (non-GAAP)	$7,004,115	$6,944,342	$6,368,894	$6,865,174	$6,108,036

Average shareholders' equity	$859,245	$843,116	$792,358	$845,776	$779,491
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(112,026)	(112,552)	(114,122)	(112,320)	(114,406)
Average tangible common equity (non-GAAP)	$747,219	$730,564	$678,236	$733,456	$665,085

Return on average assets	1.11%	1.38%	1.71%	1.36%	1.32%
Return on average tangible assets (non-GAAP)	1.14%	1.41%	1.76%	1.39%	1.36%
Return on average equity	9.15%	11.51%	14.00%	11.20%	10.53%
Return on average tangible common equity (non-GAAP)	10.65%	13.41%	16.49%	13.04%	12.47%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Interest income	$50,801	$48,450	$52,302	$148,464	$164,714
Add: impact of taxable equivalent adjustment	1,315	1,279	1,275	3,862	3,843
Interest income FTE (non-GAAP)	$52,116	$49,729	$53,577	$152,326	$168,557

Net interest income	$47,569	$44,868	$46,715	$137,658	$144,390
Add: impact of taxable equivalent adjustment	1,315	1,279	1,275	3,862	3,843
Net interest income FTE (non-GAAP)	$48,884	$46,147	$47,990	$141,520	$148,233

Average earning assets	$6,624,047	$6,561,588	$5,944,790	$6,475,934	$5,690,884
Yield on earning assets	3.04%	2.96%	3.50%	3.07%	3.87%
Yield on earning assets FTE (non-GAAP)	3.12%	3.04%	3.59%	3.14%	3.96%
Net interest margin	2.85%	2.74%	3.13%	2.84%	3.39%
Net interest margin FTE (non-GAAP)	2.93%	2.82%	3.21%	2.92%	3.48%

Efficiency Ratio

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net interest income	$47,569	$44,868	$46,715	$137,658	$144,390
Add: impact of taxable equivalent adjustment	1,315	1,279	1,275	3,862	3,843
Net interest income, FTE (non-GAAP)	$48,884	$46,147	$47,990	$141,520	$148,233

Non-interest income	$28,522	$25,266	$44,532	$87,149	$106,901

Non-interest expense	$51,314	$46,343	$55,321	$147,325	$157,752
Less: core deposit intangible asset amortization	(295)	(296)	(295)	(887)	(887)
Non-interest expense, adjusted for core deposit intangible asset amortization	$51,019	$46,047	$55,026	$146,438	$156,865

Efficiency ratio	67.05%	65.66%	60.30%	65.14%	62.42%
Efficiency ratio FTE (non-GAAP)	65.91%	64.48%	59.47%	64.04%	61.48%